Exhibit 99.1

NEWS RELEASE

For Immediate Release

SONO APPOINTS DR. BRIAN HAMBLETON-JONES TO CHAIR ADVISORY COMMITTEE

VANCOUVER, British Columbia, August 16, 2011 /PRNewswire/ -- Sono Resources Inc. (OTCQB-SRCI; the "Company" or "Sono") has appointed Dr. Brian Hambleton-Jones as the Chairman of the Company's newly founded Advisory Committee.

During the period between 1972 and 1998, Dr. Brian Hambleton-Jones worked in the South African nuclear industry and for a considerable part of this period he focused on the multifaceted sciences of nuclear geology. His technical emphasis involved uranium exploration and resources, development of methods for geochemical prospecting for uranium, radioactive waste management, geological site selection for coastal nuclear power stations and environmental management.

During his tenure in the nuclear industry he held senior management roles where he concentrated on technical and general management, business and communication issues. In addition, he played advisory roles on national and international nuclear obligations and was involved in international consulting in various nuclear capacities.

From 1999 to the present, he has been involved in private industry in diverse geological consultative and technological capacities.

In 2005 Dr. Hambleton-Jones was the founder of AIM listed uranium explorer Uramin. In 2007 has was a co-founder of the TSX-listed uranium explorer Nuclear Energy Uranium Corp and in 2008 he was also the co-founder of the TSX-listed nickel/cobalt NiCo Corp. In mid-2009 he commenced his private investment in the copper explorer Eiseb Prospecting and Mining in the Kalahari Copper Belt of Namibia, which holds 20,000 square km of prospective concessions.

Peter Wilson, President of Sono states, "It is with great pride that we announce Dr. Hambleton-Jones as the Chair of our Advisory Committee. His strong experience in mineral exploration and mining, especially his recent dealings with the copper in the Kalahari Belt,make him a very valuable individual. We look forward to his guidance of the Advisory Committee, which helps to define the Company's path in development."

About Sono Resources Inc.

Sono Resources Inc. is a mineral exploration company seeking to acquire, explore and develop highly prospective metal projects in Africa. Its core project, located in Botswana, covers 2965.6 square kilometers and is in the center of the Kalahari Copper Belt, recognized as one of the largest producing copper belts in the world.

See www.sonoresourcesinc.com for more information.

Contact:

Investor Relations
1.855.662.7666

Certain statements in this release are forward-looking statements, which reflect the expectations of management. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to the Company's further drilling, its expectations to receive results or its ongoing exploration program. Such statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits the Company will obtain from them. These forward-looking statements reflect management's current views and are based on certain expectations, estimates and assumptions, which may prove to be incorrect. A number of risks and uncertainties could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, including: (1) a downturn in general economic conditions in North America and internationally, (2) the inherent uncertainties and speculative nature associated with mineral exploration and production, (3) a decreased demand for minerals and fluctuations in the price of such minerals, (4) any number of events or causes which may delay or cease exploration and development of the Company's property interests, such as environmental liabilities, weather, mechanical failures, safety concerns and labor problems; (5) the risk that the Company does not execute its business plan, (6) political and foreign risks, (7) inability to retain key employees, (8) inability to finance operations and growth, and (9) other factors beyond the Company's control. These forward-looking statements are made as of the date of this news release and, except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons why actual results differed from those projected in the forward-looking statements. We seek safe harbor.